UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 29, 2026
Date of Report (Date of earliest event reported)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Place de la Gare, L-1616, Luxembourg Grand Duchy of Luxembourg	L-1616
(Address of principal executive offices)	(Zip Code)
+352 27866850
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value €0.025 per share	CRTO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01	Entry Into a Material Definitive Agreement.

On July 29, 2026, Criteo S.A. (the “Company”) entered into an amendment (the “Amendment”) to the Multicurrency Revolving Facility Agreement that was originally entered into by the Company on September 27, 2022, and amended on November 17, 2023 (the “Credit Agreement”). The Amendment was entered into by and among the Company and Société Générale on its own behalf and as Agent for and on behalf of the Lenders under the Credit Agreement. Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement and the subsequent Amendment. The following is a summary of the material terms of the Amendment, which does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference:

i.Resignation of the Company as Borrower: Subject to the completion of the Company’s previously announced pending corporate redomiciliation from France to Luxembourg via its cross-border conversion, without being dissolved, wound up or placed into liquidation (the “Conversion”) into a Luxembourg public limited liability company (“Lux Criteo”) and the satisfaction of certain other conditions set forth in the Amendment, the Company will cease to be a Borrower under the Credit Agreement and will have no further rights or obligations in such capacity. The Company will, however, remain bound as a guarantor under the Credit Agreement, and Criteo Technology SAS and Criteo Corp. will continue as borrowers under the Credit Agreement.

ii.Potential Subsequent Accession of Borrower: Subject to the completion of the Company’s previously announced intended redomiciliation from Luxembourg to the United States (the successor company following any such redomiciliation, “U.S. Criteo”), U.S. Criteo will have the option to subsequently accede to the Credit Agreement as a borrower, subject to the terms and conditions set forth in the Amendment and the Credit Agreement.

iii.Change of Jurisdiction of Incorporation of the Company: The Amendment modifies certain provisions of the Credit Agreement to reflect the potential changes in the Company’s jurisdiction of incorporation from France to Luxembourg in connection with the Conversion and, following the Conversion, from Luxembourg to the United States. These amendments consist of conforming and related changes to various provisions of the Credit Agreement, including tax, guarantee, insolvency and other Luxembourg and U.S. related law provisions.

iv.Timeline for Delivery of the First Extension Request; Delivery of First Extension Request: The Amendment brings forward the timeline for the first extension option under the Credit Agreement, including the period during which the Company may deliver its First Extension Request, and the deadline by which Lenders must notify the Agent of their decision regarding such request. Concurrently with the Amendment, the Company also delivered a request to extend the Termination Date of the Facility by 364 days, in accordance with the Credit Agreement.

v.Other Definitional Updates: The Amendment also makes certain administrative updates to defined terms in the Credit Agreement, including conforming the definition of “Adjusted Consolidated EBITDA” to the corresponding definition used in the Company’s financial statements and updating the definition of “Women in Tech” used for the sustainability-related provisions of the Credit Agreement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 relating to the entry by the Company into an amendment to the Credit Agreement dated September 27, 2022 is incorporated herein by reference into this Item 2.03.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1
Amendment effective July 29, 2026 by and among the Company and Société Générale, in its individual capacity and as Agent for the Lenders under the Multicurrency Revolving Facility Agreement, dated as of September 27, 2022*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: July 31, 2026	By:	/s/ Richard van 't Hof
	Name:	Richard van 't Hof
	Title:	Daily Manager and Authorized Signatory